Exhibit 99.B(h)(2)(h)

FORM OF AMENDMENT No. 6

to

ADMINISTRATION GREEMENT

and

FUND ACCOUNTING AGREEMENT

AMENDMENT made as of      , 2018 to that certain Administration and Fund Accounting Agreement entered into as of June 1, 2006, as amended (“Agreement”) by and among (i) Victory Portfolios, Victory Variable Insurance Funds, and Victory Portfolios II, each a Delaware statutory trust (each, a “Trust” and, together, the “Trusts”) on behalf of those investment company portfolios listed on Schedule D which may be amended from time to time (each, a “Fund” and, together, the “Funds”) in the case of both the Trusts and the Funds, individually and not jointly and (ii) Victory Capital Management Inc. (“VCM”), a New York corporation. All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement

WHEREAS, VCM and the Trusts wish to enter into this Amendment to the Agreement to (1) update Schedule A to reflect revisions the administrative services to be provided to the Trusts, (2) update Schedule B to reflect revisions the fund accounting services to be provided to the Trusts, (3) update Schedule C to reflect revisions to the fee schedule relating to new administrative services, and (4) update Schedule D to revise the list of Funds.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, VCM and the Trusts hereby agree as follows:

1.                                      For ease of reference, the term “Trust” as used singularly throughout the Agreement shall be read to refer to the multiple Trusts that are party to the Agreement from time to time, as the context requires.

2.                                      Schedule A to the Agreement is deleted in its entirety and replaced by the new Schedule A attached hereto.

3.                                      Schedule B to the Agreement is deleted in its entirety and replaced by the new Schedule B attached hereto.

4.                                      Schedule C to the Agreement is deleted in its entirety and replaced by the new Schedule C attached hereto.

5.                                      Schedule D to the Agreement is deleted in its entirety and replaced by the new Schedule D attached hereto.

6.                                      Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms.

7.                                      This Amendment shall become effective as of June 1, 2018 (anticipated compliance date for Forms N-CEN and N-PORT) or, if such date is extended by the U.S. Securities and Exchange Commission (“SEC”), the compliance date as identified by the SEC as it pertains to the Funds.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

VICTORY PORTFOLIOS, on behalf of each Fund listed on Schedule A, individually and not jointly

By:
Name:	Christopher K. Dyer
Title:	President

VICTORY VARIABLE INSURANCE FUNDS, on behalf of each Fund listed on Schedule A, individually and not jointly

By:
Name:	Christopher K. Dyer
Title:	President

VICTORY PORTFOLIOS II, on behalf of each Fund listed on Schedule A, individually and not jointly

By:
Name:	Christopher K. Dyer
Title:	President

VICTORY CAPITAL MANAGEMENT INC.

By:
Name:	Michael D. Policarpo
Title:	Chief Operating Officer

SCHEDULE A

to the ADMINISTRATION AGREEMENT

and FUND ACCOUNTING AGREEMENT

ADMINISTRATION SERVICES

VCM will provide all administrative services required for the operation of the business and affairs of the Trust, other than any additional service not set forth in this Agreement which the Trusts request VCM to provide and which VCM declines to provide in writing.  Subject to the foregoing, VCM’s responsibilities include, but are not limited to, the following services:

1.                                      Calculate contractual Trust expenses and make and control all disbursements for the Trust, subject to review and approval of an officer of the Trust or other authorized person including administration of trustee and vendor fees and compensation on behalf of the Trust;

2.                                      Calculate all capital gain and distribution information relating to the Funds and their shareholders of record (“Shareholders”);

3.                                      Prepare such reports, applications and documents (including reports regarding the sale and redemption of shares in the Trust (“Shares”) as may be required in order to comply with Federal and state securities laws) as may be necessary or desirable to register the Shares with state securities authorities, monitor the sale of Shares for compliance with state securities laws, and file with the appropriate state securities authorities the registration statements and reports for the Trust and the Shares and all amendments thereto, as may be necessary or convenient to register and keep effective the registration of the Trust and the Shares with state securities authorities to enable each Trust to make a continuous offering of its Shares;

4.                                      Prepare drafts of the annual report to Shareholders and semi-annual report for each Fund; prepare and file the final certified versions thereof on Form N-CSR; prepare and file the Trust’s Form N-SAR through its rescission date of June 1, 2018;  prepare and file the Trust’s Form N-CEN; and file all required notices pursuant to Rule 24f-2;

5.                                      Coordinate with the Trust’s transfer agent with respect to the payment of dividends and other distributions to Shareholders;

6.                                      Calculate performance data of the Funds for dissemination to information services covering the investment company industry;

7.                                      Prepare and file the Trust’s tax returns, including federal, state, local and excise tax returns, issue all tax-related information to Shareholders, including IRS Form - 1099 and other applicable tax forms;

8.                                      Make available appropriate individuals to serve as officers of the Trust (to serve only in ministerial or administrative capacities relevant to the Services, except as otherwise provided in this Agreement) upon designation as such by the Boards;

9.                                      Assist with the design, development, and operation of the Funds, including new classes, investment objectives, policies and structure;

10.                               Monitor and advise the Trust and its Funds on their regulated investment company status under the Internal Revenue Code of 1986, as amended. In connection with the foregoing, prepare and send quarterly reminder letters related to such status, and prepare quarterly compliance checklist for use by investment adviser(s) if requested;

11.                               Assist the Trust in developing portfolio compliance procedures for each Fund;

12.                               Perform daily compliance testing to monitor adequacy of securities earmarked as collateral for portfolio securities per instructions from the Adviser;

13.                               Provide daily and periodic compliance monitoring services incorporating certain of those procedures, which will include, among other matters, compliance with investment restrictions imposed by the 1940 Act, each Fund’s investment objective, defined investment policies, and restrictions, tax diversification, and distribution and income requirements, provided such are determinable based upon the Fund’s accounting records. In connection with the foregoing, review quarterly compliance reports that are prepared by the investment adviser(s), and notify appropriate Fund officers and advisor of mark-to-market issues pursuant to Board-approved procedures. VCM will also provide the Board with reports summarizing its compliance reviews;

14.                               Report to the Boards regarding amounts paid under Shareholder Service Agreements and the nature of services provided by the Shareholder Service Agents thereunder and maintain appropriate records in connection with the foregoing;

15.                               Provide assistance and guidance to the Trusts with respect to matters governed by or related to regulatory requirements and developments including: monitoring regulatory and legislative developments which may affect the Trusts and assisting in strategic planning in response;

16.                               Provide appropriate assistance with respect to audits conducted by the Funds’ independent auditors, including compiling data and other information as necessary;

17.                               Furnish advice and recommendations with respect to other aspects of the business and affairs of the Funds as the Trust shall request and the parties shall agree in writing;

18.                               Prepare quarterly brokerage allocation compliance checklist and supporting documentation for use by investment adviser(s), as requested;

19.                               Maintain corporate records on behalf of the Trust, including, but not limited to, minute books, the governing Trust documents and By-Laws;

20.                               To assist the Trust in connection with its obligations under SO Laws, internally establish and maintain its own controls and procedures (“VCM internal controls”) designed to ensure that information recorded, processed, summarized, or reported by VCM on behalf of the Trust and included in Reports is (a) recorded, processed, summarized, and reported by VCM within the time periods specified in the SEC’s rules and forms and the Trust DCPs, and (b) communicated to the relevant Certifying Officers consistent with the Trust DCPs.

Solely for the purpose of providing any Certifying Officer with a basis for certification, VCM will (i) provide a sub-certification with respect to the Services during any fiscal period in which VCM served as financial administrator to the Trust consistent with the requirements of the certification required under SO Laws and/or (ii) inform the Certifying Officers of any reason why all or part of such certification would be inaccurate. In rendering any such sub-certification, VCM may (a) limit its representations to information prepared, processed and reported by VCM; (b) rely upon and assume the accuracy of the information provided by officers and other authorized agents of the Trust, including all Other Providers to the Trust, and compliance by such officers and agents with the Trust DCPs; and (c) assume that the Trust has selected the appropriate accounting policies for the Fund(s).

The Trust shall assist and cooperate with VCM (and shall cause its officers, and Other Providers to assist and cooperate with VCM) to facilitate the delivery of information requested by VCM in connection with the preparation of the Trust’s Form N-CSR (and such other reports designated by the SEC in the future), including Trust financial statements, so that VCM may submit a draft Report to the Trust’s Disclosure Controls and Procedures Committee (“Fund DCP Committee”) prior to the date the relevant Report is to be filed.

The Certifying Officers and the Chief Compliance Officer of the Trust shall be deemed to constitute the Fund DCP Committee in cases in which no other Fund DCP Committee has been designated or is operative. In connection with its review and evaluations, the Fund DCP Committee shall establish a schedule to ensure that all required disclosures in Form N-CSR and in the financial statements for each Fund are identified and prepared in a timeframe sufficient to allow review by the Fund DCP Committee at least 10 days prior to the date the relevant report is to be filed. At the request of the Trust or its Certifying Officers, VCM shall provide reasonable administrative assistance to the Trust in connection with obtaining service provider sub-certifications, SSAE-16/SOC 1 reports on internal controls, and any applicable representations to bring such certifications current to the end of the reporting period, and in preparing summaries of issues raised in such documents. VCM shall provide all administrative services that are necessary and appropriate for the Trust to comply with its obligations under SO Laws. The Trust shall support and facilitate the role of each Certifying Officer and the Fund DCP Committee in, designing and maintaining the Trust DCPs in accordance with applicable laws, including (a) ensuring that the Fund DCP Committee and/or Certifying Officers obtain and review sub-certifications and reports on internal controls from the Trust’s investment adviser(s) and other service providers, if any, sufficiently in advance of the date upon which the relevant financial statements must be finalized by VCM (in order to print, distribute and/or file the same hereunder), (b) evaluation of the effectiveness of the design and operation of the Trust DCPs, under the supervision, and with the participation of, the Certifying Officers, within the requisite timeframe prior to the filing of each Report, and (c) ensuring that its Certifying Officers render the requisite certifications or take such other actions as may be permitted or required under applicable laws;

21.                               Prepare and file holdings reports on Form N-Q with the SEC, as required at the end of the first and third fiscal quarters of each year,  effective through the period ending March 31, 2019 or such other date as the SEC may adopt;

22.                               Prepare and file holdings reports on Form N-PORT with the SEC, as required at the end of each month, effective for the period beginning June 1, 2018 or such other date as the SEC may adopt;

23.                               Notify the Adviser and counsel to the Trust of all documents filed by VCM with the SEC;

24.                               Obtain, maintain and file fidelity bonds and directors and officers/errors and omissions insurance policies for the Trust at the expense of the Trust and Funds in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act, to the extent such bonds and policies are approved by the Boards;

25.                               Coordinate, subject to review by counsel to the Trust, (i) the annual update to the Trust’s registration statement on Form N-1A, (ii) other amendments to the Trust’s registration statement and supplements to its Prospectus and Statement of Additional Information, and (iii) Notices of Annual or Special Meetings of Shareholders of the Trust and proxy materials relating thereto, and file same with the SEC upon the request of the Trust or counsel to the Trust;

26.                               Provide financial information for (i) the annual updates to the Trust’s registration statement on Form N-1A; (ii) supplements to the Trust’s Prospectuses and SAIs; and (iii) such other filings as necessary from time to time;

27.                               Coordinate with Other Providers the preparation of, with the assistance and approval of counsel to the Trust and officers, drafts of communications to Shareholders, including the annual report to Shareholders and prepare drafts of the certified semi-annual report for each Fund;

28.                               Coordinate the distribution of prospectuses, supplements, proxy materials and reports to Shareholders; and coordinate the solicitation and tabulation of proxies in connection with the annual and any special meetings of Shareholders, if one is held;

29.                               Assist with the layout and printing of prospectuses and assist with and coordinate layout and printing of the Funds’ semi-annual and annual reports to Shareholders;

30.                               Administer contracts on behalf of the Trust with, among others, the Trust’s investment adviser, investment sub-advisers, distributors, custodian, transfer agents and other vendors;

31.                               Administer any lines of credit maintained on the Trust’s behalf for temporary borrowing purposes and the operation of the Funds’ interfund lending program;

32.                               Administer the Trust’s securities lending program;

33.                               Coordinate the implementation of service arrangements covered by Shareholder Service Plans adopted by the Board, if any, with the financial institutions that serve, or propose to serve, as shareholder services agents thereunder (“Shareholder Service Agents”); review the qualifications of Shareholder Service Agents to serve as such under the relevant Shareholder Service Plan; and coordinate and assist in the Trust’s execution and delivery of Shareholder Service Agreements;

34.                               Assist the Trust and provide on-site personnel in preparing responses to and providing documents for routine regulatory examinations or investigations; and coordinate with and take instructions from counsel to the Trust in response to such routine or non-routine regulatory matters. The assistance to be provided with respect to SEC inspections includes (i) rendering advice regarding proposed responses (ii) compiling data and other information in response to SEC requests for information and (iii) communicating with Fund management and portfolio managers to provide status updates;

35.                               Prepare for Board meetings by (i) preparing and coordinating collection of the relevant sections of the Board materials pertaining to the responsibilities of VCM and the various service providers, (ii) assisting and coordinating special materials related to annual contract approvals and approval of rule 12b-1 plans and related matters, (iii) attending Board meetings, and (iv) performing such other Board meeting functions as agreed by the parties;

36.                               Not less frequently than annually (a) review the business of the Trust and the Services and the adequacy of the administrative services to satisfy applicable laws and rules and the business needs of the Trust and (b) determine whether additional or supplemental services are necessary for the operation of the Funds; inform the Board of the Trust how these additional or supplemental services, if any, shall be provided and what additional costs and fees would be associated with same;

37.                               Provide daily and periodic compliance monitoring services with respect to Rule 22c-2, the Funds’ market timing policies and procedures; implement and maintain Shareholder Information Agreements with financial intermediaries and request necessary information from financial intermediaries. The Administrator will use commercially reasonable efforts to make sure the Funds comply with Rule 22c-2. The Administrator has established policies and procedures reasonably designed to accomplish this and will provide the Board with quarterly results of market timing reviews or more frequent reports if requested. The Administrator will oversee the Funds’ transfer agents with regard to the Rule 22c-2 Services Agreement and will oversee any other party with which the Administrator subcontracts with regard to the Services under this Agreement; and

38.                               Administer the operation of the Trust’s liquidity risk management program adopted pursuant to Rule 22e-4. The Administrator will use commercially reasonable efforts to make sure the Funds comply with Rule 22e-4 and will engage the services of any outside service providers to provide such services which are, in the Administrator’s opinion, reasonably necessary and advisable to support ongoing compliance with the requirements of Rule 22e-4. Together with Citi personnel or the personnel of another service provider, the Administrator will supply the necessary personnel to form the Liquidity Committee or other body that is designated to oversee the program.

SCHEDULE B

to the ADMINISTRATION AGREEMENT

and FUND ACCOUNTING AGREEMENT

FUND ACCOUNTING SERVICES

1.                             Record Maintenance

VCM will keep and maintain the following books and records of each Fund pursuant to Rule 31a-1 under the Investment Company Act of 1940, as amended (the “Rule”) with the required time and format applicable to such records as set forth in Rule 31a-2, including among others:

a.              Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

b.              General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of the Rule;

c.               Separate ledger accounts required by subsection (b)(2)(ii) and (iii) of the Rule; and

d.              A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.

All such books and records shall be the property of the applicable Trust, and VCM agrees to make such books and records available for inspection by the Trust or by the SEC at reasonable times and otherwise to keep confidential all records and other information relative to the Trust; except when requested to divulge such information by duly constituted authorities or court process, or when requested by the Trust.

2.                             Accounting Services

In addition to the maintenance of the books and records specified above, VCM shall perform the following account services daily for each Fund:

a.              Allocate income and expense and calculate the net asset value per share (“NAV”) of each class of shares offered by each Fund in accordance with the relevant provisions of the applicable Prospectus of each Fund and applicable regulations under the 1940 Act;

b.              Apply securities pricing information as required or authorized under the terms of the

* Pending launch

valuation policies and procedures of the Trust (“Valuation Procedures”), including (A) pricing information from independent pricing services, with respect to securities for which market quotations are readily available, (B) if applicable to a particular Fund or Funds, fair value pricing information or adjustment factors from independent fair value pricing services or other vendors approved by the Trusts (collectively, “Fair Value Information Vendors”) with respect to securities for which market quotations are not readily available, for which a significant event has occurred following the close of the relevant market but prior to the Fund’s pricing time, or which are otherwise required to be made subject to a fair value determination under the Valuation Procedures, and (C) prices obtained from each Fund’s investment adviser or other designee, as approved by the Board.  The Trust instructs and authorizes VCM to provide information pertaining to the Funds’ investments to Fair Value Information Vendors in connection with the fair value determinations made under the Valuation Procedures and other legitimate purposes related to the services to be provided hereunder;

c.               Coordinate the preparation of reports that are prepared or provided by Fair Value Information Vendors which help the Trust and Board to monitor and evaluate its use of fair value pricing information under its Valuation Procedures;

d.              Assist in identifying instances where market prices are not readily available, or are unreliable, each as set forth within parameters included in the Trust’s Valuation Procedures;

e.               Verify and reconcile with the Funds’ custodian all daily trade activity;

f.                Compute, as appropriate, each Fund’s net income and capital gains, dividend payables, dividend factors, 7-day yields, 7-day effective yields, 30-day yields, and weighted average portfolio maturity;

g.               Review daily the net asset value calculation and dividend factor (if any) for each Fund prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and yields to NASDAQ;

h.              If applicable, report to the Board, or otherwise at the Trust’s request, the daily market pricing of securities in any money market Funds, with the comparison to the amortized cost basis;

i.                  Determine and report unrealized appreciation and depreciation on securities held in variable net asset value Funds;

j.                 Amortize premiums and accrete discounts on fixed income  securities purchased at a price other than face value, in accordance with the Generally Accepted Accounting Principles of the United States or any successor principles;

* Pending launch

k.              Update fund accounting system to reflect rate changes, as received from a Fund’s investment adviser or authorized pricing service, on variable interest rate instruments;

l.                  Post Fund transactions to appropriate categories;

m.          Review and approve the accrual of Fund expenses calculated by VCM or its delegate;

n.              Determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts;

o.              Provide accounting reports in connection with the regular annual audit and other audits and examinations by regulatory agencies;

p.              Provide such periodic reports as the parties shall agree upon, as set forth in a separate schedule; and

q.              Calculate the dividend and capital gain distribution, if any;

r.                 Calculate the yield;

s.                Provide the following reports:

i.                  a current security position report;

ii.               a summary report of transactions and pending maturities (including the principal, cost, and accrued interest on each portfolio security in maturity date order); and

iii.            a broker commission report; and

iv.           a current cash position report (including cash available from portfolio sales and maturities and sales of a Fund’s Shares less cash needed for redemptions and settlement of portfolio purchases); and

t.                 Such other similar services with respect to a Fund as may be reasonably requested by the Trust.

3.                            Financial Statement and Regulatory Filings

VCM shall also perform the following additional accounting services for each Fund:

a.              Provide monthly a hard copy of the unaudited financial statements described below.  The unaudited financial statements will include the following items:

i.                  unaudited Statement of Assets and Liabilities,

* Pending launch

ii.               unaudited Statement of Operations,

iii.            unaudited Statement of Changes in Net Assets, and

iv.           unaudited Condensed Financial Information.

b.              Provide accounting information for the following (in compliance with Reg. S-X, as applicable):

i.                              federal and state income tax returns and federal excise tax returns;

ii.                           the Funds’ semi-annual reports SEC on Form N-CEN and the N-CSR;

iii.                        the Funds’ quarterly schedules of investment for filing with the SEC on Form N-PORT, effective through the period ending March 31, 2019;

iv.                       the Funds’ monthly schedules of investments for filing with the SEC on Form N-PORT, effective for the period beginning June 1, 2018;

v.                          the Funds’ annual and semi-annual shareholder reports and quarterly Board meetings;

vi.                       registration statements on Form N-lA and other filings relating to the registration of shares, including required performance information;

vii.                    the Funds’ status as a regulated investment company under Subchapter M of the Internal Revenue Code;

viii.                 annual audit by the Funds’ auditors; and

ix.                       examinations performed by the SEC;

c.               Calculate turnover and expense ratio;

d.              Prepare schedule of Capital Gains and Losses;

e.               Provide daily cash report;

f.                Maintain and report security positions and transactions in accounting system;

g.               Prepare Broker Commission Report;

h.              Monitor expense limitations; and

i.                  Provide unrealized gain/loss report.

* Pending launch

SCHEDULE C

to the ADMINISTRATION AGREEMENT

and FUND ACCOUNTING AGREEMENT

FEES

The Trust shall pay VCM on the first business day of each month, or at such time(s) as VCM shall request and the parties shall agree the following fees for the services described in Schedules A and B at the annual rates set forth below. For these purposes, the rate at which the asset-based fees are applied is determined by aggregating the assets of all Funds together. The fees are accrued daily and paid monthly.

Asset-Based Fees

0.08% (8 basis points) of the first $15 Billion in aggregate net assets of all Funds; plus

0.05% (5 basis points) of aggregate net assets of all Funds from $15 Billion to $30 Billion; plus

0.04% (4 basis points) of aggregate net assets of all Funds in excess of $30 Billion

Provided that, in the event the gross total annual operating expense ratio of an exchange-traded fund (“ETF”) exceeds any contractual expense limitations agreed to by VCM for the ETF, the ETF will be responsible for the amount of the expenses owed to Citi with respect to such ETF pursuant to a sub-administration agreement in place between VCM and Citi in lieu of the Asset-Based Fees stated above.

The Trust, on behalf of each Fund, individually and not jointly, shall reimburse VCM for its reasonable out-of-pocket expenses incurred as a result of:

1.              providing the services described in Paragraph 37 of the Schedule of Administration Services, including, without limitation:

a.              the implementation fee paid to the transfer agent and the monthly base license fee in connection with the Rule 22c-2 monitoring program or programs;

b.              fees charged by financial intermediaries to provide requested data; and

c.               any amounts paid by VCM pursuant to the indemnification provisions of the Rule 22c-2 Services Agreement with the transfer agent, other than any amounts resulting from VCM’s negligence, willful misconduct or bad faith in connection with either its services under this Administration and Fund Accounting Agreement or under the Rule 22c-2 Services Agreement with the transfer agent;

* Pending launch

and

2.              the cost of any special fees charged by Citi or other service provider in connection with the operation of the Trust’s liquidity risk management program adopted under Rule 22e-4 as described in Paragraph 38 of the Schedule of Administration Services, including, without limitation:

a.              any implementation fee paid to Citi,

b.              special fees relating to preparing and filing reports on Form N-PORT, and

c.               third parties engaged to provide specialized liquidity services in support of the Trust’s financial and liquidity monitoring and reporting.

In addition, the Trust shall also reimburse VCM and Citi for all of their reasonable out-of- pocket expenses incurred as a result of providing the Services, except those specifically allocated to VCM pursuant to Section 3 of the Agreement. With regard to any such out-of-pocket expenses, it is understood that VCM and Citi shall not charge the Trusts more than their actual costs.

* Pending launch

SCHEDULE D

TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT BETWEEN VCM, VICTORY PORTFOLIOS, VICTORY PORTFOLIOS II AND VICTORY VARIABLE INSURANCE FUNDS

Victory Portfolios

Victory Diversified Stock Fund
Victory Floating Rate Fund
Victory Global Natural Resources Fund
Victory High Income Municipal Bond Fund
Victory High Yield Fund
Victory INCORE Fund for Income
Victory INCORE Investment Grade Convertible Fund
Victory INCORE Investment Quality Bond Fund
Victory INCORE Low Duration Bond
Victory INCORE Total Return Bond Fund
Victory Integrity Discovery Fund
Victory Integrity Mid-Cap Value Fund
Victory Integrity Small/Mid-Cap Value Fund
Victory Integrity Small-Cap Value Fund
Victory Munder Mid-Cap Core Growth Fund
Victory Munder Multi-Cap Fund
Victory Munder Small Cap Growth Fund
Victory NewBridge Large Cap Growth Fund
Victory RS Global Fund
Victory RS Growth Fund
Victory RS International Fund
Victory RS Investors Fund
Victory RS Large Cap Alpha Fund
Victory RS Mid Cap Growth Fund
Victory RS Partners Fund
Victory RS Science and Technology Fund
Victory RS Select Growth Fund
Victory RS Small Cap Equity Fund
Victory RS Small Cap Growth Fund
Victory RS Value Fund
Victory S&P 500 Index Fund
Victory Sophus Emerging Markets Fund
Victory Sophus Emerging Markets Small Cap Fund

* Pending launch

Victory Special Value Fund
Victory Strategic Allocation Fund
Victory Strategic Income Fund
Victory Sycamore Established Value Fund
Victory Sycamore Small Company Opportunity Fund
Victory Tax-Exempt Fund
Victory Trivalent Emerging Markets Small-Cap Fund
Victory Trivalent International Fund — Core Equity
Victory Trivalent International Small-Cap Fund

Victory Variable Insurance Funds

Victory High Yield VIP Series
Victory INCORE Investment Quality Bond VIP Series
Victory INCORE Low Duration Bond VIP Series
Victory RS International VIP Series
Victory RS Large Cap Alpha VIP Series
Victory RS Small Cap Growth Equity VIP Series
Victory S&P 500 Index VIP Series
Victory Sophus Emerging Markets VIP Series
Victory Variable Insurance Diversified Stock Fund

Victory Portfolios II Mutual Funds

Victory CEMP Market Neutral Income Fund
Victory CEMP US 500 Enhanced Volatility Wtd Index Fund

Victory Portfolios II ETFs

VictoryShares US 500 Volatility Wtd ETF
VictoryShares US 500 Enhanced Volatility Wtd ETF
VictoryShares US EQ Income Enhanced Volatility Wtd ETF
VictoryShares US Discovery Enhanced Volatility Wtd ETF
VictoryShares Developed Enhanced Volatility Wtd ETF
VictoryShares US Small Cap Volatility Wtd ETF
VictoryShares International Volatility Wtd ETF
VictoryShares Emerging Market Volatility Wtd ETF
VictoryShares US Large Cap High Div Volatility Wtd ETF
VictoryShares US Small Cap High Div Volatility Wtd ETF
VictoryShares International High Div Volatility Wtd ETF
VictoryShares Emerging Market High Div Volatility Wtd ETF
VictoryShares US Multi-Factor Minimum Volatility ETF
VictoryShares Global Multi-Factor Minimum Volatility ETF*
VictoryShares International Multi-Factor Minimum Volatility ETF*
VictoryShares Dividend Accelerator ETF

* Pending launch

VictoryShares Quality Growth ETF*
VictoryShares Quality Value ETF*

* Pending launch